SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K
                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934

        Date of Report (date of earliest event reported):
                       September 11, 2002

                       XEROX CORPORATION
      (Exact name of registrant as specified in its charter)

 New York              1-4471                16-0468020
 (State or other       (Commission File      (IRS Employer
 jurisdiction of       Number)               Identification
 incorporation)                              No.)

                     800 Long Ridge Road
                       P. O. Box 1600
              Stamford, Connecticut  06904-1600
      (Address of principal executive offices)(Zip Code)

      Registrant's telephone number, including area code:
                       (203) 968-3000

                       Not Applicable
 (Former name or former address, if changed since last report)


























Item 5.  Other Events.

Reference is made to Note 11 "Litigation and Regulatory Matters" to the Condensed Consolidated Financial Statements contained in
Registrant's (the "Company") Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2002. There have been developments in two previously reported cases, as follows:

Carlson v. Xerox Corporation

A previously disclosed consolidated securities law action, captioned Carlson v. Xerox Corporation, et al., (consisting of 21 cases) is pending in the United States District Court for the District of Connecticut against the Company, KPMG LLP (KPMG), and Paul A. Allaire,
G. Richard Thoman, Anne M. Mulcahy, Barry D. Romeril, Gregory Tayler and Philip Fishbach. On September 11, 2002 the court entered an endorsement order granting plaintiffs' motion to file a third consolidated amended complaint. The defendants' motion to dismiss the second consolidated amended complaint was denied, as moot. According to the third consolidated amended complaint, plaintiffs purport to bring this case as a class action on behalf of an expanded class consisting of all persons and/or entities who purchased Xerox common stock and/or bonds during the period between February 17, 1998 through June 28, 2002 and who were purportedly damaged thereby (Class). The third consolidated amended complaint sets forth two claims: one alleging that each of the Company, KPMG, and the individual defendants violated
Section 10(b) of the Securities Exchange Act of 1934 and Securities and Exchange Commission Rule 10b-5 thereunder; the other alleging that the individual defendants are liable as "controlling persons" of the Company pursuant to Section 20(a) of the 34 Act. Plaintiffs claim that the defendants participated in a fraudulent scheme that operated as a fraud and deceit on purchasers of the Company's common stock and bonds by disseminating materially false and misleading statements and/or concealing material adverse facts relating to various of the Company's accounting and reporting practices and financial condition. The plaintiffs further allege that this scheme deceived the investing public regarding the true state of the Company's financial condition, caused the plaintiffs and other members of the alleged Class to purchase the Company's common stock and bonds at artificially inflated prices, and prompted a Securities and Exchange Commission investigation that led to the April 11, 2002 settlement which, among other things, required the Company to pay a $10 million penalty and restate its financials for the years 1997 - 2000 (including restatement of financials previously corrected in an earlier restatement which plaintiffs contend was improper). The third consolidated amended complaint seeks unspecified compensatory damages in favor of the plaintiffs and the other Class members against all defendants, jointly and severally, including interest thereon, together with reasonable costs and expenses, including counsel fees and expert fees. The individual defendants and the Company deny any wrongdoing and intend to vigorously defend the action. Based on the stage of the litigation, it is not possible to estimate the amount of loss or range of possible loss that might result from an adverse judgment or a settlement of this matter.

Pitney Bowes, Inc. v. Xerox Corporation and Fuji Xerox Co., Ltd.

The Company and Pitney Bowes, Inc. have resolved their pending patent infringement litigation on mutually acceptable terms. While details of the settlement agreement are confidential, the Company denied any infringement. The Company will make a one-time payment to Pitney Bowes in an amount that is not material to the Company. Pitney Bowes sued the Company in June 2001 in the United States District Court for the District of Connecticut claiming infringement on a Pitney Bowes patent. The patent in question expired on May 31, 2000, which precludes any ongoing license agreement.


____________________________________________________________________________

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.

                                         XEROX CORPORATION

                                         /s/ MARTIN S. WAGNER
                                         ----------------------------
                                         By: Martin S. Wagner
                                             Assistant Secretary

Date: September 19, 2002